Exhibit (e)(10)

SIXTEENTH AMENDMENT TO ETF DISTRIBUTION AGREEMENT

This sixteenth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) novated as of September 30, 2021, by and between Simplify Exchange Traded Funds (“Trust”) and Foreside Financial Services, LLC (“Foreside”) is entered into with effect as of July 9, 2025 (the “Effective Date”).

WHEREAS, Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SIMPLIFY EXCHANGE TRADED FUNDS		FORESIDE FINANCIAL SERVICES, LLC

By:	/s/ Paul Kim	By:	/s/ Teresa Cowan
	Paul Kim, President		Teresa Cowan, President
	7/7/2025		7/7/2025

EXHIBIT A

1	Simplify US Equity PLUS Convexity ETF
2	Simplify US Equity PLUS Downside Convexity ETF
3	Simplify US Equity PLUS Upside Convexity ETF
4	Simplify Volt TSLA Revolution ETF (formerly Simplify Volt RoboCar Disruption and Tech ETF)
5	Simplify US Equity PLUS Bitcoin Strategy ETF (formerly, Simplify US Equity PLUS GBTC ETF)
6	Simplify Volatility Premium ETF
7	Simplify Interest Rate Hedge ETF
8	Simplify Intermediate Term Treasury Futures Strategy ETF
9	Simplify Health Care ETF
10	Simplify Hedged Equity ETF
11	Simplify High Yield PLUS Credit Hedge ETF
12	Simplify Aggregate Bond ETF
13	Simplify Managed Futures Strategy ETF
14	Simplify Bitcoin Strategy PLUS Income ETF
15	Simplify Short Term Treasury Futures Strategy ETF
16	Simplify Enhanced Income ETF
17	Simplify Treasury Option Income ETF (formerly Simplify Stable Income ETF)
18	Simplify Propel Opportunities ETF
19	Simplify Conservative Allocation ETF
20	Simplify Moderate Allocation ETF
21	Simplify Growth Allocation ETF
22	Simplify Income Allocation ETF
23	Simplify Commodities Strategy No K-1 ETF
24	Simplify Multi-QIS Alternative ETF
25	Simplify Opportunistic Income ETF
26	Simplify MBS ETF
27	Simplify Tara India Opportunities ETF
28	Simplify Next Intangible Core Index ETF
29	Simplify Gamma Emerging Market Bond ETF
30	Simplify National Muni Bond ETF

A-1

31	Simplify Wolfe Alpha Capture ETF
32	Simplify Wolfe Market Neutral SHIELD ETF
33	Simplify Wolfe Market Neutral Quality ETF
34	Simplify Tactical US ETF
35	Simplify China A Shares PLUS Income ETF
36	Simplify Gold Strategy PLUS Income ETF
37	Simplify Currency Strategy ETF
38	Simplify Bond Bull ETF (formerly Simplify Downside Interest Rate Hedge Strategy ETF)
39	Simplify Target 15 Distribution ETF
40	Simplify Target 25 Distribution ETF
41	Simplify Barrier Income ETF
42	Simplify Piper Sandler US Small-Cap PLUS Income ETF
43	Simplify Kayne Anderson Energy and Infrastructure Credit ETF
44	Simplify VettaFi Small Cap Dividend Initiators ETF
45	Simplify VettaFi Developed ex US Dividend Initiators ETF
46	Simplify VettaFi Large Cap Dividend Initiators ETF
47	Simplify VettaFi Private Credit Strategy ETF
48	Simplify Government Money Market ETF

A-2